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                                    EXHIBIT 5


                                February 10, 2000



Input Software, Inc.
1299 Parkmoor Avenue
San Jose,  California 95126

                  Re: Input Software, Inc. Registration Statement for Offering of 225,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 25,000 shares of Common Stock under the Special Incentive Bonus Plan and 200,000 shares of Common Stock under the 1999 Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Special Incentive Bonus Plan and the 1999 Stock Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.





                           /s/ Gunderson Dettmer Stough Villeneuve Franklin &
                               Hachigian, LLP